Exhibit 99.1
UNIGENE LABORATORIES INC.
81 Fulton Street
Boonton, NJ 07005 USA
Telephone: (973) 265-1100
Telefax: (973) 335-0972

July 30th, 2010

Dear Current and Future Unigene Shareholders,

When I joined Unigene as President and CEO last month, the Company asked for your patience so it could implement a rapid and effective transition.  My management team and I are grateful for your support in this regard.  In recent weeks, I’ve had the pleasure of meeting or interacting with many of you and have greatly appreciated your warm and enthusiastic welcome.  Thank you!  Although my transition at Unigene is far from complete, I would like to share with you some preliminary findings and discuss next steps as I see them emerging at this early stage.

Immediately upon my arrival, I initiated a company-wide, strategic analysis.  Early feedback suggests Unigene’s strengths and opportunities substantially outweigh the Company's weaknesses and threats.  In particular, Unigene has intellectual property, professional expertise and know-how representing a genuine distinctive competence, Peptelligence™, which aligns extremely well with a blossoming therapeutic peptide space.  Despite this compelling alignment, the Company appears to have lost its way in recent years and has, thus far, failed to realize its true potential.

In my estimation, the “Old Unigene’s” lackluster performance results in large part from an apparent lack of proactive business development and targeted business-to-business marketing.  The upside of acknowledging such a weakness is that it can be swiftly addressed, neutralized and, over time, transformed into a strength.  In addition to business development being my personal area of expertise, we are currently in advanced stages of a retained search for an experienced “sell-side”, business development professional to head up this important strategic and tactical function at Unigene.  Also, I have already begun to reorganize personnel to ensure the Company is immediately more business development focused and more service oriented.  It will take several months before the full impact of these changes becomes manifest.  Nevertheless, I am convinced such initiatives will play an important role in releasing what appears to be enormous, as yet untapped, growth potential and shareholder value.

Although peptide drugs have been on the market for some time, their commercialization remains a challenge for the industry, affecting big pharma, big biotech, specialty pharma, and development stage companies alike.  In the past, this has often resulted in considerable disappointment for investors.  Delivering these relatively large molecules safely, effectively and efficiently to the body requires state-of-the-art formulation expertise; cutting-edge drug delivery technology; and cost-effective, high-yield production and purification capabilities.  Unigene’s partnerships with leading biopharmaceutical companies, such as Novartis and GlaxoSmithKline, clearly validate the Company’s technology to be competitive with, or superior to, that of other participants in the therapeutic peptide development space.

The pharmaceutical industry appears to be aggressively investing in therapeutic peptide R&D via internal programs and by partnering with, or acquiring, companies that focus on this area.  In my opinion, Unigene could not be better strategically positioned to take advantage of this opportunity.  I anticipate that Unigene’s focused business development capability will facilitate the establishment of an enhanced, relatively low-risk, high-return, diversified portfolio of ongoing feasibility, formulation, preclinical and clinical development projects.  This portfolio will be relatively low-risk, because the feasibility work will be sponsored, in most instances, by the prospective partners that are actively developing the novel peptides.  These partners will require Unigene’s proprietary technologies and peptide expertise to ensure commercial viability.  By leveraging Unigene’s suite of patented biotechnologies and putting Peptelligence™ to work in a more focused and concerted manner, the Company is likely to be able to establish a diversified portfolio of proprietary peptide development partnerships.  In so doing, Unigene investors will be afforded the opportunity to enjoy an expanded, and potentially less volatile, stake in one of the industry’s emerging high-growth sectors.

With the Company firmly in the hands of strong, competent leadership, I believe it will soon become reestablished as an innovator in rational peptide design and lead optimization, as well as an industry leader in superior development, drug delivery and manufacture of peptide-based therapeutics.  It is my intention to promote and market these capabilities and ensure that Unigene’s technology is preferentially incorporated into as many therapeutic peptides as our limited resources permit.  Throughout the remainder of this calendar year, as the “New Unigene’s” reformulated strategy emerges from more advanced stages of business planning, investors can expect to see modest structural reorganization to realign the Company’s resources with a more focused and more purposeful strategic intent.  A number of revisions and updates to the Company’s website and corporate slide deck can also be expected.  This will be an iterative process and will support and facilitate Unigene’s focused business development efforts.  Unigene will also begin actively promoting its new business plan to institutional investors throughout the remainder of 2010, beginning with attendance at prominent investor conferences in September and October.

It is also imperative that Unigene improves upon the service, support and management of its existing highly valued partnerships; in particular, Upsher-Smith (US Fortical® sales); Novartis (high yield calcitonin manufacture); Tarsa (oral calcitonin drug delivery); and GlaxoSmithKline (parathyroid hormone drug delivery and commercial scale manufacture).  I can only imagine the frustration loyal shareholders must feel when there are relatively long periods without updates on what is happening with these important partnerships or, as happened recently, when an equivocal signal from a Data Monitoring Board is reported.  However, in many instances, Unigene cannot contractually disclose specific information about the status of a confidential partnership or is too far removed from the details of a particular partner’s clinical program (as might be the case with an arm’s length manufacturing license).  Nevertheless, we will do our best to keep you as well informed as reasonably possible.

In closing, I would like to emphasize Unigene’s commitment to realizing the potential of a pipeline of novel peptides it has in early stage development.  In particular, the Company is developing certain novel peptide analogs for the treatment of obesity.  It is my understanding that obesity is growing faster than any other public health issue our nation is facing.  If current trends continue, over 100 million US adults will be considered obese by 2018 and are anticipated to be associated with more than $300 billion in healthcare costs.  The Company’s lead compound, UGP281, is a potent agonist of the amylin receptor with marked anorexigenic activity and less unwanted binding to other receptors attributable to unwanted side effects.  UGP281 can be manufactured recombinantly and is currently in preclinical development undergoing feasibility for oral delivery using Unigene’s proprietary technology.  Once an oral formulation has been finalized, the Company intends to conduct toxicology studies to support an IND filing to enable early phase clinical testing for human proof-of-concept.  If successful, we will endeavor to partner UGP281 for late phase clinical studies, registration and commercialization.  In addition to Unigene’s obesity program, the Company has licensed intellectual property pertaining to the Annexin peptide and is currently developing analogs for the treatment or prevention of tissue damage resulting from acute inflammatory response.  It is anticipated that these analogs could have increased circulatory half-life and greater therapeutic potential than the natural Annexin peptide.

Finally, but by no means least, I would like to acknowledge and sincerely thank the extraordinary team of scientists, operational experts and business professionals that I am so very fortunate to be working alongside at Unigene.  These are talented, dedicated and hardworking people who care deeply about the drugs they are developing and the partners they support.  Investors can rest assured that every New Unigene employee is absolutely committed to building shareholder value and reestablishing and maintaining the Company’s leadership position in therapeutic peptides going forward.

Again, thank you for your patience and support.  I look forward to reporting further on my transition and the accelerated progress of a refocused New Unigene in the coming months.

Sincerely,

/s/ Ashleigh Palmer
Ashleigh Palmer
President and CEO
Unigene Laboratories

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